Exhibit 99.1  Press Release dated July 28, 2009.






RELEASE:                 NEW HARTFORD, NY, July 28, 2009
CONTACT:                 Christopher R. Byrnes (315) 738-0600 ext. 226
                         cbyrnes@partech.com,  www.partech.com



                           PAR TECHNOLOGY CORPORATION

                        -REPORTS SECOND QUARTER RESULTS-
--------------------------------------------------------------------------------

             NEW HARTFORD, NY, PAR TECHNOLOGY CORPORATION (NYSE:PTC)

New Hartford, NY--July 28, 2009--PAR Technology Corporation (NYSE: PTC) today announced results for the second quarter ended June 30, 2009.

PAR reported second quarter revenues of $54.5 million, a 4.8% decrease from the $57.2 million reported in the same period a year ago. Net income of $238,000 was reported for the second quarter 2009, compared with net income of $674,000 in the second quarter of 2008. Diluted earnings per share were $0.02 for the second quarter of 2009, compared to diluted earnings per share of $0.05 for the second quarter of last year.

For the six months ended June 30, 2009, PAR reported revenues of $114.9 million, a 5.1% increase from the $109.3 million reported one year ago. The Company reported net income of $485,000 for the first six months of 2009 versus a net loss of $71,000 reported for the first six months of 2008 that resulted in earnings per diluted share of $0.03 in 2009 and $0.00 per diluted share over the same period in 2008.

John W. Sammon, PAR Chairman & CEO commented, "Overall, we experienced steady performance in this difficult economic environment. A few sectors of our business struggled while the remaining filled in to achieve our results. We believe the steps taken over the last year across all our business lines have enabled us to put the Company on solid footing allowing future growth as the economy recovers."

Sammon added, "Our Springer-Miller subsidiary (hotels/resorts/spas) continued to be the most impacted by the current recession, especially in high end resort markets. Sales to the independent table-serve market continue to be challenging in this economic environment. Fortunately, we have seen continued strength in certain segments of the quick-serve restaurant market which traditionally account for the largest portion of our total business. PAR's government business again provided a strong foundation for our business by delivering a solid quarterly performance. Finally, our Logistics Management business continued to show promise as we added important new accounts in the emerging "cold chain" market."

Certain Company information in this release or by its spokespersons from time to time may contain forward-looking statements. Any statements in this document that do not describe historical facts are forward-looking statements. Forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including without limitation, delays in new product introduction, risks in technology development and commercialization, risks in product development and market acceptance of and demand for the Company's products, risks of downturns in economic conditions generally, and in the quick service sector of the restaurant market specifically, risks of intellectual property rights associated with competition and competitive pricing pressures, risks associated with foreign sales and high customer concentration, and other risks detailed in the Company's filings with the Securities and Exchange Commission.

ABOUT PAR TECHNOLOGY

PAR Technology Corporation creates and markets products that help hospitality operators around the world to better manage money, materials, people and the guest experience. PAR has provided hardware, software and services to the world's largest restaurant chains and their franchisees for almost 30 years. Today the Company's extensive offering includes technology solutions for the full spectrum of hospitality operations, from boutique hotels and independent table service restaurants to international QSR chains, all backed by PAR's global service network. The Company has over 50,000 installations in 105 countries worldwide. PAR is also a leader in providing computer-based system design and engineering services to the Department of Defense and various federal agencies. Through PAR Logistics Management Systems, the Company is a provider of best of breed integrated solutions for shipping asset management and tracking. PAR Technology Corporation's stock is traded on the New York Stock Exchange under the symbol PTC. For more information visit the Company's website at www.partech.com.

                   PAR TECHNOLOGY CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                      (in thousands, except share amounts)
                                   (unaudited)

                                                          June 30, December 31,
                                                            2009        2008
                                                         ---------  -----------
Assets
Current assets:
     Cash and cash equivalents .......................   $   8,103    $   6,227
     Accounts receivable-net .........................      38,310       53,582
     Inventories-net .................................      41,875       41,132
     Income tax refunds ..............................         240          208
     Deferred income taxes ...........................       5,273        5,301
     Other current assets ............................       2,659        3,588
                                                         ---------    ---------
         Total current assets ........................      96,460      110,038
Property, plant and equipment - net ..................       6,737        6,879
Deferred income taxes ................................         989        1,525
Goodwill .............................................      26,005       25,684
Intangible assets - net ..............................       7,604        8,251
Other assets .........................................       1,583        1,611
                                                         ---------    ---------
           Total Assets ..............................   $ 139,378    $ 153,988
                                                         =========    =========
Liabilities and Shareholders' Equity
Current liabilities:
     Current portion of long-term debt ...............   $   2,830    $   1,079
     Borrowings under lines of credit ................       5,500        8,800
     Accounts payable ................................      10,759       15,293
     Accrued salaries and benefits ...................       7,938        8,360
     Accrued expenses ................................       2,752        3,962
     Customer deposits ...............................       2,276        6,157
     Deferred service revenue ........................      14,363       16,318
                                                         ---------    ---------
         Total current liabilities ...................      46,418       59,969
                                                         ---------    ---------
Long-term debt .......................................       3,600        5,852
                                                         ---------    ---------
Other long-term liabilities ..........................       1,867        1,910
                                                         ---------    ---------
Shareholders' Equity:
     Preferred stock, $.02 par value,
       1,000,000 shares authorized ...................        --           --
     Common stock, $.02 par value,
       29,000,000 shares authorized;
       16,258,195 and 16,189,718 shares issued;
        14,605,440 and 14,536,963 outstanding ........         325          324
     Capital in excess of par value ..................      40,733       40,173
     Retained earnings ...............................      53,153       52,668
     Accumulated other comprehensive loss ............      (1,209)      (1,399)
     Treasury stock, at cost, 1,652,755 shares .......      (5,509)      (5,509)
                                                         ---------    ---------
         Total shareholders' equity ..................      87,493       86,257
                                                         ---------    ---------
           Total Liabilities and Shareholders' Equity    $ 139,378    $ 153,988
                                                         =========    =========



                   PAR TECHNOLOGY CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)
                                   (unaudited)


                                                            For the three months               For the six months
                                                               ended June 30,                     ended June 30,
                                                      --------------------------------    --------------------------------
                                                           2009               2008             2009               2008
                                                      --------------    --------------    --------------    --------------
Net revenues:
     Product ......................................   $       17,178    $       20,751    $       37,415    $       37,648
     Service ......................................           19,065            17,729            39,046            34,144
     Contract .....................................           18,216            18,754            38,466            37,549
                                                      --------------    --------------    --------------    --------------
                                                              54,459            57,234           114,927           109,341
                                                      --------------    --------------    --------------    --------------
Costs of sales:
     Product ......................................           11,485            12,612            24,553            22,037
     Service ......................................           13,385            12,877            27,862            25,360
     Contract .....................................           17,227            17,713            36,463            35,553
                                                      --------------    --------------    --------------    --------------
                                                              42,097            43,202            88,878            82,950
                                                      --------------    --------------    --------------    --------------

           Gross margin ...........................           12,362            14,032            26,049            26,391
                                                      --------------    --------------    --------------    --------------
Operating expenses:
     Selling, general and administrative ..........            8,647             8,742            18,242            17,803
     Research and development .....................            3,048             3,890             6,357             8,011
     Amortization of identifiable intangible assets              368               389               733               779
                                                      --------------    --------------    --------------    --------------
                                                              12,063            13,021            25,332            26,593
                                                      --------------    --------------    --------------    --------------

Operating income (loss) ...........................              299             1,011               717              (202)
Other income, net .................................              156               229               263               543
Interest expense ..................................              (82)             (121)             (222)             (470)
                                                      --------------    --------------    --------------    --------------
Income (loss) before provision for income taxes                  373             1,119               758              (129)
(Provision) benefit for income taxes ..............             (135)             (445)             (273)               58
                                                      --------------    --------------    --------------    --------------
Net income (loss) .................................   $          238    $          674    $          485    $          (71)
                                                      ==============    ==============    ==============    ==============
Earnings (loss) per share
     Basic ........................................   $          .02    $          .05    $          .03    $         (.00)
     Diluted ......................................   $          .02    $          .05    $          .03    $         (.00)

Weighted average shares outstanding
     Basic ........................................           14,501            14,394            14,487            14,386
                                                      ==============    ==============    ==============    ==============
     Diluted ......................................           14,787            14,798            14,757            14,386
                                                      ==============    ==============    ==============    ==============